Exhibit 3.1

AMENDED AND RESTATED
BYLAWS

OF

TOWERS WATSON & CO.,
a Delaware corporation
(the “Corporation”)

(Includes Changes Approved on August 22, 2014)

ARTICLE 1

STOCKHOLDERS

Section 1.1                                    Annual Meetings.  An annual meeting of the stockholders of the Corporation shall be held for the election of directors at such date, time and place either within or without the State of Delaware as designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time; provided that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”).  Any other business properly brought before the meeting may be transacted at the annual meeting.

Section 1.2                                    Special Meetings.  Special meetings of stockholders, other than those required by statute, may be called at any time by, and only by (a) the Chief Executive Officer of the Corporation (the “CEO”), (b) the President of the Corporation (the “President”) or (c) the Board of Directors pursuant to a resolution adopted by the Board of Directors, to be held at such date, time and place (if applicable), either within or without the State of Delaware as is stated in the notice of the meeting.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Section 1.3                                    Nominations and Stockholder Business.

(a)                                 To properly be brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) brought before the annual meeting by or at the direction of the CEO, the President or the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors or (iv) brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice required in the following paragraph is given and who has complied with the notice procedures set forth in Section 1.3(b) and who is entitled to vote at the meeting.  For the avoidance of doubt, the foregoing clause (iv) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders (other than nominations or other business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or any similar rules subsequently adopted thereunder).

(b)                                 For nominations or business to be properly brought before an annual meeting of stockholders by a stockholder of record under Section 1.3(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”) and, in the case of business other than nominations, such other business must be a proper subject for stockholder action under the DGCL, and the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these bylaws.  To be timely for purposes of this Section 1.3(b), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must, to be timely hereunder, be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement (as defined below) is first made of the date of such meeting.  In no event shall an adjournment or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and any other information that the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(ii) as to any business that the stockholder proposes to bring before such meeting, a brief description of the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act, as may be amended from time to time) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii) as to the stockholder giving the notice and the beneficial owner(s) if any (collectively, the “Parties” and each, a “Party”), on whose behalf the nomination or proposal is made, the name and address of such stockholder and of all such beneficial owners, if any;

(iv) as to each of the Parties (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially or of record by such Party, and a representation that such stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to notice of such meeting of the class and number of shares of capital stock of the Corporation held by such Party as of such record date (except as otherwise provided in Section 1.3(h) below), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by such Party (for purposes hereof, a Party shall be deemed to have a short interest in a security if such Party directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership with respect to which either Party is a general partner or beneficially owns, directly or indirectly, an interest in a general partner thereof and (G) any performance-related fees (other than asset-based fees) that each such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Party’s immediate family sharing the same household (which information set forth in clauses (A) through (G) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than five business after the record date for determining the stockholders entitled to notice of the meeting in order to disclose such ownership as of the record date for such meeting (except as otherwise provided in Section 1.3(h) below);

(v) as to each of the Parties, any other information relating to such Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(vi) as to each of the Parties, a statement of whether or not such Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, shares representing at least the percentage of voting power of all shares of capital stock of the Corporation as is required under applicable law to carry the proposal (such statement, a “Solicitation Statement”); and

(vii) a representation that such stockholder or its qualified representative (as defined in Section 1.3(g)) intends to appear in person at the annual meeting to bring such nominations or business before the meeting.

(c)                                  A person shall not be eligible for election or re-election as a director at an annual meeting of stockholders unless (i) such person is nominated by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3 unless otherwise required by Rule 14a-8 under the Exchange Act or any similar rules subsequently adopted thereunder or (ii) such person is nominated by or at the direction of the Board of Directors.  At an annual meeting of stockholders, only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3 may be conducted.

(d)                                 Notwithstanding anything in this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors is increased and the Corporation does not make a public announcement specifying the size of the increased Board of Directors at least 10 days before the last day on which a stockholder of record may deliver a notice of nomination in accordance with Section 1.3(b), then a stockholder’s notice required by Section 1.3(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation.

(e)                                  At a special meeting of stockholders, only such business as has been brought before the meeting by or at the direction of the Board of Directors may be considered.  The notice of such special meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Sections 1.3(b)(i) and (b)(iii) through (b)(vii).  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Except as otherwise provided by law, a person shall not be eligible for election or re-election as a director at any meeting of stockholders unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3.

(f)                                   The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.3.  If any proposed nomination or business is not in compliance with this Section 1.3 or these bylaws, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such defective proposed nomination or business shall not be presented for stockholder action at the meeting and shall be disregarded.  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g)                                  For purposes of this Section 1.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, The Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act; and a “qualified representative” of the stockholder shall be such stockholder’s agent or designee or other persons authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(h)                                 Notwithstanding anything in this Section 1.3 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by Section 1.3(b) shall also set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under Section 1.3(b)(iii), clauses (A) through (G) of Section 1.3(b)(iv), and Section 1.3(b)(v), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.  This Section 1.3 shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal or nomination at a meeting of stockholders only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.  Nothing in this Section 1.3 shall be deemed to affect any rights of the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.4                                    Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting must be given, stating the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.  Unless otherwise required by the DGCL or the certificate of incorporation of the Corporation (as it may be amended or amended and restated from time to time, the “Certificate of Incorporation”), the notice of any stockholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by applicable law.  Any notice shall be made in compliance with the notice provisions of this Section 1.4 and Section 5.2.  An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice in the absence of fraud.  Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Section 1.5                                    Adjournments.  Any annual or special meeting of stockholders may be adjourned from time to time for any reason by the chairman of the meeting (determined in accordance with Section 1.8), to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If after the adjournment the Board of Directors fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, the Board of Directors shall also fix a new record date for stockholders entitled to receive notice of such adjourned meeting, which date shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and the Board of Directors shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 1.6                                    Quorum.  At each annual or special meeting of stockholders, except where otherwise required by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes or series is required for any matter, the holders of a majority of the voting power of all of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders of such classes or series of stock are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.  If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 1.7                                    Voting; Proxies.

(a)                                 Unless otherwise provided by law or in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held of record by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may vote in person or by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting (determined in accordance with Section 1.8) or the Board of Directors.

(b)                                 At all meetings of stockholders for the election of directors at which a quorum is present, each nominee for election as a director shall be elected by the vote of a majority of the votes cast.  For purposes of this Section 1.7, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (i) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with these Bylaws, or (ii) such a notice has been submitted, and as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Commission, the notice has been (a) withdrawn in writing to the Secretary, (b) determined by the Board of Directors (or a committee thereof) not to be a valid notice of nomination, or if challenged in court, by a final court order, or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.  In all director elections other than uncontested elections, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with these bylaws, shall be elected by a plurality of the votes cast. .  For purposes of this Section 1.7, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director.  In all other matters, unless otherwise required by law, the Certificate of Incorporation or these bylaws, the affirmative vote of a majority of the votes cast affirmatively or negatively will be the act of the stockholders.  Where a separate vote by class or classes is required, the affirmative vote of a majority of the votes cast affirmatively or negatively of such class or classes shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these bylaws.

Section 1.8                                    Organization.  Meetings of the stockholders of the Corporation shall be presided over by the Chairman of the Board of Directors (the “Chairman”), or in the absence of the Chairman, by the Deputy Chairman of the Board of Directors (the “Deputy Chairman”), or in the absence of the Deputy Chairman, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote thereat who are present, in person or by proxy.  Such presiding person, with respect to any meeting of the stockholders, is referred to in this Article I as the “chairman of the meeting”.  The Secretary or, in the absence of the Secretary, the Assistant Secretary, if any, or in the absence of the Assistant Secretary, such other person as is designated by the chairman of the meeting determined in accordance with this Section 1.8 shall act as secretary of the meeting and keep a record of the proceedings thereof.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders in accordance to Section 1.5 and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of these bylaws, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

Section 1.9                                    Inspectors.  Prior to any meeting of stockholders, the Board of Directors, or the chairman of the meeting shall appoint one or more inspectors to act at such meeting and make a written report of the meeting.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Inspectors need not be stockholders and no director or nominee for the office of director shall be appointed such an inspector.  The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons to assist them in the performance of their duties.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxy or vote, nor any revocation thereof or change thereto, may be accepted by the inspectors after the closing of the polls.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.

Section 1.10                             Fixing Date for Determining Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date must be no more than 60 days prior to the action for which a record date is being established.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11                             List of Stockholders Entitled to Vote.  A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, as prepared by the Secretary or other officer having charge of the stock ledger, shall be open to the examination of any stockholder, for any purpose germane to the meeting, either physically during ordinary business hours or electronically, in the discretion of the Board of Directors, for a period of at least 10 days prior to the meeting in the manner provided by law; provided, however, if the record date for determining stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE 2

DIRECTORS

Section 2.1                                    Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or provided in the Certificate of Incorporation.  Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall not be less than 5 nor more than 15, and shall initially be twelve (12).  Directors need not be stockholders of the Corporation.

Section 2.2                                    Election; Term of Office; Resignation; Vacancies.

(a)                                 At each annual meeting of the stockholders of the Corporation from and after the first annual meeting of the stockholders, each director standing for election shall be elected to hold office for a term expiring at the next annual meeting of stockholders, with such director to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of election or appointment to the Board of Directors it is a qualification for service as a director that such director remain so employed, so that such director shall no longer be qualified to be a director and shall therefore automatically cease to be a director upon termination of such director’s employment with the Corporation or such affiliate for any reason.

(b)                                 Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or a person designated by the Board of Directors. Such resignation shall take effect when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

(c)                                  Subject to the rights of holders of any one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall, unless otherwise required by resolution of the Board of Directors, be filled by, and only by, the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.  Whenever the holders of any class or classes of stock or series thereof are entitled by the Certificate of Incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall unless otherwise required by resolution of the Board of Directors be filled by, and only by, the affirmative vote of a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected.  A director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3                                    Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and publicize among all directors.

Section 2.4                                    Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman and the Deputy Chairman.  Special meetings of the Board of Directors may also be held at any time or place within or without the State of Delaware if a majority of the members of the Board of Directors then in office consents thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 2.5                                    Notices of Board of Directors Meetings.  Notice of any regular or special meeting, unless waived, must be given by mail, electronic transmission, telephone or facsimile or courier to each director at his or her address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by electronic transmission, telephone, facsimile or courier, and not less than five (5) business days prior to the day on which the meeting is to be held if such notice is by mail.  If the Secretary fails or refuses to give such notice, then the notice may be given by another officer or any one of the directors.  Any such meeting may be held at such place as the Board of Directors may fix from time to time or as may be specified or fixed in such notice.  Notice may be waived in writing or by electronic transmission by any director, either before or after the meeting.  Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors shall be present at the meeting, and no notice of a meeting is required to be given to any director who shall attend such meeting.

Section 2.6                                    Quorum and Manner of Acting.  Except as otherwise provided in the Certificate of Incorporation or these bylaws, a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors (except that in no case shall a quorum be less than 1/3 of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, the chairman of the meeting or a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.  If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 2.7                                    Participation in Meetings by Conference Telephone Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.8                                    Organization.  Meetings of the Board of Directors will be presided over by the Chairman, or in the absence of the Chairman, the Deputy Chairman, or in the absence of the Deputy Chairman, by a chairman chosen by the directors present at the meeting.  The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9                                    Powers and Duties of the Chairman and Deputy Chairman.

(a)                                 Duties of the Chairman.  The Chairman, when present, shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall perform other duties commonly incident to his or her office, subject to the control of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Chairman must be a director of the Corporation.

(b)                                 Duties of the Deputy Chairman.  The Deputy Chairman shall perform the duties of the Chairman when the Chairman of the Board of Directors is absent or unable to act or during such time as no individual is serving as Chairman of the Board of Directors, and the Deputy Chairman shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Deputy Chairman must be a director of the Corporation.

Section 2.10                             Committees of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided by resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaws of the Corporation.  Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and, when required by the Board of Directors, shall keep regular minutes of their proceedings and report the same to the Board of Directors.  In the absence or disqualification of a member of a committee, the member or members of such committee who are present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law or the Certificate of Incorporation.

Section 2.11                             Compensation of Directors.  Directors who are not employees shall receive compensation for their services as directors, in such form and amounts as the Board of Directors from time to time determines.  Directors who are employees shall not receive any stated salary for their services as directors, but, pursuant to normal corporate expense reimbursement policies, shall receive reimbursement for expenses of attendance at such meetings.

Section 2.12                             Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, then in office consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.13                             Emergency Bylaws.  In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.  Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE 3

OFFICERS

Section 3.1                                    Officers Designated.  The officers of the Corporation shall include a CEO, a President, a Chief Financial Officer, a Controller, a Treasurer, and a Secretary.  Each such officer shall be elected by the Board of Directors at its annual meeting or any special meeting.  One person may concurrently hold any two such offices, except that the Secretary may not concurrently hold the office of CEO or President.

Section 3.2                                    Additional Officers.  The CEO, the President and the Board of Directors each may appoint, and may delegate power to appoint, such additional officers of the Corporation, including without limitation one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers of the Corporation as it may determine from time to time, and each such officer shall hold office for such term, have such authority and perform such duties as may from time to time be determined by the CEO, the President or the Board of Directors, as applicable (or by such person to whom such appointment power has been delegated pursuant to this Section 3.2).

Section 3.3                                    Tenure of Office.  Each officer of the Corporation shall hold office until their respective successors shall be duly elected or appointed and qualified, except that (a) the term of office of any officer who is an employee of the Corporation shall automatically terminate upon the termination of such officer’s employment with the Corporation for any reason and (b) in case of the officer’s prior resignation, death or removal.  The Board of Directors may remove any officer at any time with or without cause.  Officers appointed by or pursuant to a delegation from the CEO or the President pursuant to Section 3.2 may be removed by the CEO or the President, as applicable, at any time with or without cause.  The compensation of officers of the Corporation shall be fixed from time to time by the Board of Directors, or a committee thereof, but this power may be delegated by the Board of Directors to such officers as may be designated by resolution of the Board of Directors, or a committee thereof.

Section 3.4                                    Powers and Duties of Officers.  Subject to the direction and control of the Board of Directors, the officers of the Corporation shall have such powers and duties in the management and operation of the Corporation as are set forth in these bylaws and as may be prescribed by the Board of Directors or delegated by the CEO or the President and (to the extent consistent with the foregoing), as generally pertain to their respective offices.

(a)                                 Duties of the Chief Executive Officer.  The CEO shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, be responsible for the general supervision, direction and control of the business and affairs of the Corporation, and for the execution of the policies of the Board of Directors.  The CEO will have primary responsibility for strategy, working in conjunction with the President.  The Corporation’s Chief Financial Officer, its general counsel, its head of investor relations, the heads of all other corporate functions of the Corporation and its subsidiaries and the President shall report to the CEO.  The CEO will, jointly with the President, manage integration of the operations of the Corporation and its subsidiaries in a manner which is generally consistent with their division of responsibilities.  The CEO shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.  The CEO shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(b)                                 Duties of the President.  The President shall, subject to the control of the Board of Directors, be responsible for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors from time to time.  The President shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the CEO, and shall consult with and report to the CEO.  The President will have primary profit and loss responsibility, working in conjunction with the CEO.  All line-of-business leaders and geographic leaders of the Corporation and its subsidiaries will report to the President.  The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (other than the CEO), employees and agents of the Corporation.

(c)                              Duties of the Chief Financial Officer.  The Chief Financial Officer shall be responsible for the overall supervision of the financial operations and the general financial affairs of the Corporation.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the CEO or the President.  The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation with respect to such matters.  The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President or the Board of Directors may determine from time to time.

(d)                                 Duties of the Controller.  The Controller of the Corporation (the “Controller”) shall serve as the principal accounting officer of the Corporation.  The Controller shall perform such duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President, the CFO or the Board of Directors may determine from time to time.

(e)                                  Duties of the Treasurer.  The Treasurer of the Corporation (the “Treasurer”), subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation.  The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President may designate from time to time.  The Board of Directors, the CEO or the President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence (or inability or refusal to act) or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President shall designate from time to time.

(f)                                   Duties of the Secretary.  The Secretary or his or her designees shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall (i) give notice in conformity with these bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice, (ii) perform all other duties given him or her in these bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time, (iii) act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation, if any, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with provisions of these bylaws; (iv) have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) perform such other duties incident to the office of Secretary and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time.  The Board of Directors, the CEO or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence (or inability or refusal to act) or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time.

(g)                                  Discretion of the Board of Directors as to Officer Duties.  Notwithstanding the provisions of this Section 3.4, the Board of Directors in its discretion may, pursuant to a resolution adopted by a majority of the members of the Board of Directors, alter the roles and responsibilities of the officers of the Corporation from time to time, including without limitation the CEO, President, Chief Financial Officer, and the reporting structure among officers.

Section 3.5                                    Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the CEO or Secretary.  Any such resignation will take effect upon delivery of the notice or at the time otherwise specified in the notice of resignation.  Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6                                    Vacancies.  A vacancy in any office of the Corporation may be filled in the same manner in which an officer to fill said office may be chosen pursuant to Sections 3.1 and 3.2.

Section 3.7                                    Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE 4

SHARES OF STOCK

Section 4.1.                                 Certificates; Uncertificated Shares.  The shares of stock of the Corporation may be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Deputy Chairman, or the President and Vice President, if any, on the one hand, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, on the other hand, certifying the number of shares owned by the stockholder.  Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.2                                    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.3                                    Transfer of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4.2, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1                                    Fiscal Year.  The fiscal year of the Corporation shall end on June 30 of each year or such other date as the Board of Directors determines from time to time.

Section 5.2                                    Notices.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 5.3                                    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these bylaws, a written waiver thereof signed by, or waiver by electronic transmission from, the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice.  Attendance of a person at a meeting constitutes a waiver of notice of such meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Section 5.4                                    Facsimiles.  Any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

Section 5.5                                    Books and Records; Registered Stockholders.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.6                                    Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 5.7                                    Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.8                                    Depositories.  The Board of Directors, the Chief Financial Officer, the Treasurer, any Assistant Treasurer and such other persons as may be delegated authority by any of the foregoing, may designate the banks, trust companies, or other depositories in which shall be deposited from time to time, the money or securities of the Corporation.

Section 5.9                                    Contracts, etc.  The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.10                             Stock in Other Corporations.  Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporation by the CEO, the President, the Chief Financial Officer, the Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors or designated by the CEO, or by any proxy designated by written instrument of appointment executed in the name of the Corporation by the CEO or by such officers as may be designated by him and attested by the Secretary or, if applicable, Assistant Secretary.

Section 5.11                             Indemnification.

(a)                                 Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee or member of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or other indemnitee or in any other capacity while serving as such, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liability and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise required by law or provided in Section 5.11(c) with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors.  Notwithstanding any provision of this Section 5.11, no indemnification shall be paid to any indemnitee: (i) on account of any suit in which judgment is rendered against such indemnitee for disgorgement of profits made from the purchase or sale by such indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law or (ii) on account of any suit in which judgment is rendered against such indemnitee for any reimbursement of any bonus or other incentive-based or equity-based compensation or of any profits realized by such indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act, (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by such indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).

(b)                                 In addition to the right to indemnification conferred in Section 5.11(a), an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.11(b) or otherwise.

(c)                                  If a claim under Section 5.11(a) or (b) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses.  To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL.  Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Section 5.11 or otherwise shall be on the Corporation.

(d)                                 The rights to indemnification and to the advancement of expenses conferred in this Section 5.11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

(e)                                  The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f)                                   The Corporation may, to the extent and in the manner permitted by applicable law, and to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 5.11 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g)                                  The rights conferred upon indemnitees in this Section 5.11 shall be contract rights that shall vest upon commencement of service as a director or officer or in any other capacity pursuant to which an indemnitee is entitled to indemnification hereunder, and such rights shall continue as to an indemnitee who has ceased to serve in such capacity and shall inure to the benefit of such indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Section 5.11 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

(h)                                 To the extent that any director or officer of the Corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

(i)                                     In the event of payment under this Section 5.11, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(j)                                    If any provision or provisions of this Section 5.11 shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Section 5.11 (including, without limitation, all portions of any paragraphs of this Section 5.11 containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Section 5.11 (including, without limitation, all portions of any paragraph of this Section 5.11 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 5.12                             Amendment of Bylaws.  These bylaws may be amended, modified or repealed, and new bylaws may be adopted at any time, by the Board of Directors.  Stockholders of the Corporation may adopt additional bylaws and amend, modify or repeal any bylaw whether or not adopted by them, but only in accordance with Article 6 of the Certificate of Incorporation.

Section 5.13                             Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE 6

FORUM FOR ADJUDICATION OF DISPUTES

Section 6.1  Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding purportedly brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 6.

Section 6.2  Enforceability.  If any provision of this Article 6 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article 6 (including, without limitation, each portion of any sentence of this Article 6 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.